Exhibit 99.1

     IRON MOUNTAIN INCORPORATED HOSTS 8TH ANNUAL INVESTOR DAY IN NEW YORK

                 Company Releases Financial Outlook for 2006;
                       Announces UK Shredding Acquisition

    BOSTON, Dec. 7 /PRNewswire-FirstCall/ -- Iron Mountain Incorporated (NYSE:
IRM), the world's trusted partner for information protection and storage, today issued its guidance for 2006 at the Company's 8th Annual Investor Day in New York, which is expected to draw record attendance. In addition, the Company announced the acquisition of Secure Destruction Ltd., the largest shredding business in the UK.

    "2005 has been a year of solid operational and financial performance for Iron Mountain driven by strong execution," said Richard Reese the Company's Chairman and CEO. "We have strengthened the business by adding complementary new skills and executive talent to a strong existing team. Our organization is well positioned and we are moving aggressively to capture the expanding market opportunities before us."

    For the full year ending December 31, 2006, the Company expects the following:

    -- Total revenues in the range of $2,240 million to $2,310 million;
    -- Operating income between $407 million and $423 million;
    -- Depreciation and amortization between $203 million and $207 million; -- Capital expenditures of $300 million to $355 million.

    The above guidance anticipates $40 million to $55 million of known opportunity driven real estate capital expenditures and excludes all revenues, expenses or capital expenditures associated with possible future acquisitions.

    Iron Mountain also announced the acquisition of Secure Destruction Ltd., the largest shredding business in the UK. Secure Destruction is based in London with seven operating centers and more than 200 employees located throughout the UK. Terms of the deal were not disclosed. This transaction makes Iron Mountain the only national provider of secure shredding services in the UK. The Company also announced the closing of the previously reported LiveVault transaction.

    Based on the expected impact of acquisitions completed in the fourth quarter, the Company is raising its guidance for the full year ending December 31, 2005, and now expects the following:

    -- Total revenues in the range of $2,056 million to $2,066 million; -- Operating income between $385 million and $390 million;
    -- Depreciation and amortization to be approximately $183 million; -- Capital expenditures of $250 million to $275 million.

    In order to further enhance the overall quality of its investor communications, the Company will make an audiocast of its Investor Day presentation available on its Web site (http://www.ironmountain.com ). Please check the Web site for details regarding the timing of the posting of the audiocast. The slides that will be presented at the conference will also be posted to the Web site and available for viewing after 8:00 A.M. on Wednesday, December 7, 2005.

    About Iron Mountain
    Iron Mountain Incorporated is the world's trusted partner for outsourced records management and data protection services. Founded in 1951, the Company has grown to service more than 235,000 customer accounts throughout the United States, Canada, Europe, Latin America and the Pacific Rim. Iron Mountain offers records management services for both physical and digital media, disaster recovery support services, and consulting -- services that help businesses save money and manage risks associated with legal and regulatory compliance, protection of vital information, and business continuity challenges. For more information, visit http://www.ironmountain.com .

    Certain Important Factors
    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act. Forward-looking statements include our full year 2005 and 2006 financial performance outlook and statements regarding our goals, beliefs, future growth strategies, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (iv) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (v) the cost and availability of financing for contemplated growth; (vi) business partners upon whom the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (vii) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; and (viii) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated. Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Contact:  Stephen P. Golden
              Director of Investor Relations
              (617) 535-4799

SOURCE  Iron Mountain Incorporated
    -0-                             12/07/2005
    /CONTACT: Stephen P. Golden, Director of Investor Relations for Iron Mountain Incorporated, +1-617-535-4799/
    /Web site:  http://www.ironmountain.com/
    (IRM)